AGREEMENT AND PLAN OF MERGER


                                      Among


                              SOFTNET SYSTEMS, INC.


                       MICROGRAPHIC TECHNOLOGY CORPORATION


                      GLOBAL INFORMATION DISTRIBUTION GMBH


                                       and


                         MICROGRAPHIC ACQUISITION CORP.






                         Dated as of September 19, 1999





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                                TABLE OF CONTENTS
                                                                            Page



ARTICLE I          THE MERGER AND CONVERSION OF SECURITIES....................1

     1.1      Effective Time of the Merger....................................1
     1.2      Effects of the Merger...........................................1
     1.3      Directors and Officers..........................................2
     1.4      Conversion of Capital Stock.....................................2
     1.5      Post-Closing Adjustment of Total Cash Consideration.............2

ARTICLE II         REPRESENTATIONS AND WARRANTIES OF MTC AND SELLER...........3

     2.1      Organization, Good Standing, Qualification......................3
     2.2      Certificate of Incorporation and Bylaws; Records................4
     2.3      Capitalization..................................................5
     2.4      Authority; Binding Nature of Agreements.........................5
     2.5      Non-Contravention; Consents.....................................6
     2.6      Proprietary Rights; Proprietary Information and
              Inventions Agreement............................................7
     2.7      Proceedings; Orders.............................................8
     2.8      Securities Law Compliance.......................................8
     2.9      Financial Statements............................................8
     2.10     Title to Assets.................................................9
     2.11     Material Contracts.............................................10
     2.12     Employees; Employee Benefits...................................12
     2.13     Receivables; Major Customers...................................14
     2.14     Major Suppliers................................................14
     2.15     Compliance With Legal Requirements.............................15
     2.16     Governmental Authorizations....................................15
     2.17     Tax Matters....................................................16
     2.18     Environmental Compliance.......................................17
     2.19     Insurance......................................................18
     2.20     Related Party Transactions.....................................19
     2.21     Absence of Changes.............................................19
     2.22     Seller.........................................................21
     2.23     Powers of Attorney.............................................22
     2.24     Year 2000 Errors...............................................22
     2.25     Bank Accounts..................................................23
     2.26     Inventory......................................................23
     2.27     Full Disclosure................................................23
     2.28     No Liability for Actions At GID's or Purchaser's Direction.....24

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF GID AND PURCHASER.......24

     3.1      Requisite Power and Authority..................................24
     3.2      Consents.......................................................24
     3.3      Organization of GID............................................24



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     3.4      Organization of Purchaser......................................24
     3.5      Board Members and Officers of Purchaser........................25
     3.6      Gesellschafter and General Managers of GID.....................25
     3.7      Related Party Transactions.....................................25

ARTICLE IV         ADDITIONAL AGREEMENTS.....................................25

     4.1      Conduct of MTC's Business Prior to Closing Date................25
     4.2      Further Assurances.............................................26
     4.3      Supplements to Disclosure Schedule and Article III.............26
     4.4      Public Announcements...........................................27
     4.5      Tax Matters....................................................27
     4.6      Spin-off MTC 401(k) Plan Covering Participants
              Employed by MTC................................................29
     4.7      Transfer Cafeteria Plan Records to GID.........................29
     4.8      Continuation or Replacement of Benefit Plans...................29
     4.9      Payment of Liabilities of Related Party of MTC.................29
     4.10     Cooperation in Obtaining Consents..............................29
     4.11     Assignment and Indemnification of IMNET Agreement..............30
     4.12     Mutual Release.................................................30
     4.13     Access to Books and Records After the Closing Date.............31

ARTICLE V          CONDITIONS TO GID'S AND PURCHASER'S OBLIGATIONS...........32

     5.1      Representations and Warranties True............................32
     5.2      Performance....................................................32
     5.3      Consents.......................................................32
     5.4      Adverse Changes................................................32
     5.5      No Proceeding or Litigation....................................32
     5.6      Corporate Authorization........................................32
     5.7      Compliance Certificate.........................................33
     5.8      Opinion of Counsel.............................................33
     5.9      Delivery of Closing Documents..................................33
     5.10     Stockholder Approval...........................................33
     5.11     Release of Security Interest in MTC Assets.....................33
     5.12     Transfer of Ownership in Fujitsu Equipment.....................33

ARTICLE VI         CONDITIONS TO SELLER'S OBLIGATIONS........................33

     6.1      Representations and Warranties True............................33
     6.2      Performance....................................................33
     6.3      Consents.......................................................33
     6.4      No Proceeding or Litigation....................................34
     6.5      Authorization by Gesellschafterversammlung of GID..............34
     6.6      Corporate Authorization by Purchaser...........................34
     6.7      Compliance Certificate.........................................34



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     6.8      Opinion of Counsel.............................................34
     6.9      Delivery of Closing Documents..................................34
     6.9      Release of WSB Guarantee.......................................34
     6.11     Release of Kodak Guarantee.....................................34

ARTICLE VII        CLOSING...................................................34

     7.1      The Closing....................................................34

ARTICLE VIII       NONCOMPETITION; NONSOLICITATION...........................35

     8.1      Covenant Not To Compete; Non-Solicitation......................35
     8.2      Breach.........................................................36
     8.3      Notice of Investment...........................................36
     8.4      Notice of Intent to Hire.......................................36

ARTICLE IX         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                   COVENANTS OF SELLER; SELLER'S INDEMNIFICATION.............37

     9.1      Survival.......................................................37
     9.2      Indemnity......................................................37
     9.3      No Contribution................................................38
     9.4      Interest.......................................................38
     9.5      Right to Require Cure of Breach................................38
     9.6      Indemnity Procedures...........................................38
     9.7      Tax Indemnity..................................................39
     9.8      Limitations on Indemnification.................................40
     9.9      Adjustment.....................................................40
     9.10     Other Remedies.................................................40

ARTICLE X          NONDISCLOSURE OF CONFIDENTIAL INFORMATION.................41

     10.1     Nondisclosure..................................................41
     10.2     Confidential Information.......................................41
     10.3     Nondisclosure Covenants: Remedy for Breach.....................41
     10.4     GID Distribution and Maintenance Agreements....................41

ARTICLE XI         TERMINATION...............................................42

     11.1     Mutual Agreement...............................................42
     11.2     Permanent Injunction...........................................42
     11.3     Termination by GID.............................................42
     11.4     Termination by Seller..........................................42
     11.5     Effect of Termination..........................................43
     11.6     Refund of Deposit..............................................43

ARTICLE XII        MISCELLANEOUS PROVISIONS..................................43

     12.1     Arbitration....................................................43



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     12.2     Amendment......................................................44
     12.3     Waiver of Compliance; Rights Cumulative........................44
     12.4     Expenses; Attorneys'Fee........................................44
     12.5     Notices........................................................44
     12.6     Assignment; Successors and Assigns.............................45
     12.7     Finders and Brokers............................................46
     12.8     Governing Law..................................................46
     12.9     Counterparts...................................................46
     12.10    Headings.......................................................46
     12.11    Entire Agreement...............................................46
     12.12    Severability...................................................46
     12.13    Certain Definitions............................................47



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                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of September 19, 1999 by and between SoftNet Systems, Inc., a Delaware corporation ("Seller"), Micrographic Technology Corporation, a Delaware corporation (the "MTC"), Global Information Distribution GmbH, a Gesellschaft mit beschraenkter Haftung formed under German law ("GID"), and Micrographic Acquisition Corp., a Delaware corporation ("Purchaser"). Certain capitalized terms used herein are defined in Section 12.13.

         A.  MTC  designs,  develops,  manufactures,   resells  and  distributes
automated electronic document management, film-based imaging, and printing solutions and related hardware, software, media and supplies (the "Business");

         B. Seller is the holder of 1,000 shares of common stock, no par value of MTC (the "Stock") which constitute all of the issued and outstanding shares of MTC;

         C. The Boards of Directors of Seller and Purchaser and the shareholders of GID deem it advisable and in the best interests of each corporation and the respective stockholders that GID acquire, and that Seller sell to GID, all equity interests in MTC; and

         D. The acquisition of MTC by GID shall be effected by the terms of this Agreement through a transaction in which Purchaser will merge with and into MTC, MTC will become a wholly-owned subsidiary of GID and all outstanding shares of Stock will be converted to the right held by the stockholder of MTC to receive certain cash consideration (the "Merger");

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                     THE MERGER AND CONVERSION OF SECURITIES

1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of the Delaware Corporations Code ("Delaware Law") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date. The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

1.2      Effects of the Merger.

(a) At the Effective Time (i) the separate existence of Purchaser shall cease and Purchaser shall be merged with and into MTC (Purchaser and MTC are sometimes

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referred  to  herein  as  the  "Constituent   Corporations"  and  MTC  following
consummation  of the Merger is  sometimes  referred to herein as the  "Surviving
Corporation"),   (ii)  the  Certificate  of   Incorporation   of  the  Surviving
Corporation shall be amended to read as the Certificate of Incorporation of Purchaser and (iii) the Bylaws of Purchaser as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

(b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions disabilities and duties, of each of the Constituent Corporations.

1.3 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

1.4 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Stock or capital stock of Purchaser, the aggregate number of all issued and outstanding shares of the capital stock of MTC shall be converted into the right to receive total cash consideration in the aggregate amount of $4,860,000 plus the Fujitsu Lease Payment (the "Total Cash Consideration"). $490,000 paid by GID to Seller as a deposit prior to the date hereof are being credited against the Total Cash Consideration, resulting in a total cash consideration payable at the Closing in the amount of $4,370,000 plus the Fujitsu Lease Payment. "Fujitsu Lease Payment" shall mean the principal and interest accrued as of the Closing Date under that certain equipment lease by and between Fujitsu Financial Services and Seller, dated March 28, 1996 (the "Fujitsu Lease") regarding equipment used by MTC. Seller shall notify GID at least three (3) business days prior to the Closing of the amount of the Fujitsu Lease Payment.

         All such shares of Stock of MTC when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive its portion of the Total Cash Consideration.

         Each outstanding share of capital stock of Purchaser shall, by virtue of the Merger, be converted into one share of the voting common stock of the Surviving Corporation.

1.5 Post-Closing Adjustment of Total Cash Consideration. The Total Cash Consideration shall be adjusted downward on a dollar for dollar basis to reflect any decrease from the Net Asset Amount reflected on the unaudited balance sheet of MTC as of October 31, 1998 (the "Unaudited Interim Balance Sheet") to the Net Asset Amount reflected on the balance sheet of MTC as at the close of business on the earlier of (a) the Closing Date and (b) September 30, 1999, which shall be prepared by Seller from the books and records of MTC in accordance with GAAP

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applied on a basis  consistent  with the  Unaudited  Interim  Balance  Sheet and consistent with the year-end audit by KPMG LLP of the books and records of MTC (the "Closing Date Balance Sheet"); provided that such adjustment shall not exceed $150,000. There shall be no adjustment for any increase of such Net Asset Amount.

         In furtherance thereof, GID and the Surviving Corporation shall cooperate with Seller and KPMG LLP, and shall provide such persons access to the books, records, work papers, information, facilities and employees of the Surviving Corporation, as needed. Seller shall deliver the Closing Date Balance Sheet to GID no later than December 15, 1999. GID shall have thirty (30) days from receipt of the Closing Date Balance Sheet in which to notify Seller of any objections thereto, during which period Seller shall provide GID and its accountants with reasonable access to Seller's and Seller's accountants' working papers used in preparing the Unaudited Interim Balance Sheet and the Closing Date Balance Sheet (but with respect to Seller's accountants work papers used in preparing the Unaudited Interim Balance Sheet only to the extent possible without additional charge to Seller or otherwise at GID's expense). If such notice is given and the parties are unable to resolve their disagreements within fifteen (15) days following Seller's receipt of such notice, the matter in dispute shall be resolved by arbitration as provided in Section 12.1 hereof. Resolution of such dispute by agreement of the parties hereto or by arbitration shall be final, conclusive and binding on the parties. The Total Cash Consideration shall be adjusted based upon such final resolution. Within ten
(10) business days following the date of such final resolution, Seller shall remit to GID or, at the request of GID, to the Surviving Corporation, in cash the amount by which the Net Asset Amount set forth in the Unaudited Interim Balance Sheet exceeds the Net Asset Amount in the Closing Balance Sheet. For purposes of this Section 1.5, the "Net Asset Amount" shall mean the difference between the book value of the assets and liabilities of MTC as such assets and liabilities are reflected in the Unaudited Interim Balance Sheet or the Closing Date Balance Sheet, as applicable.

                                   ARTICLE II

                               REPRESENTATIONS AND
                          WARRANTIES OF MTC AND SELLER

         Except as specifically set forth in the disclosure schedule delivered by Seller and MTC on or before the date of this Agreement (the "Disclosure Schedule"), the parts of which are numbered to correspond to the Section numbers of this Agreement (a cross-reference shall be sufficient to indicate that the same item appears in different parts of the Disclosure Schedule), MTC and Seller, jointly and severally, hereby represent and warrant to GID and Purchaser as follows:

2.1      Organization, Good Standing, Qualification.

(a) MTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business and in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. MTC has all requisite corporate

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power and authority to own and operate its properties and assets, to execute and deliver, and to carry out the provisions of, this Agreement and all other Transactional Documents contemplated to be executed and delivered by MTC, and to carry on its business as presently conducted.

(b) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to execute and deliver, and to carry out the provisions of, this Agreement and all other Transactional Documents contemplated to be executed and delivered by Seller.

(c) Part 2.1(c) of the Disclosure Schedule sets forth as of the date of this Agreement (i) the names of the members of MTC's Board of Directors (the "Board"), (ii) the names of the members of each committee of MTC's Board, and
(iii) the names and titles of MTC's officers.

(d) Neither MTC nor any of its stockholders has ever approved, or commenced any proceeding, or made any election contemplating, the dissolution or liquidation of MTC or the winding up or cessation of MTC's business or affairs.

(e) MTC has no subsidiaries, and MTC has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

2.2      Certificate of Incorporation and Bylaws; Records.

(a) MTC has delivered to GID accurate and complete copies of:

          (i) MTC's Certificate of Incorporation and Bylaws, including all amendments thereto, as presently in effect;

          (ii) the stock records of MTC; and

          (iii)the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of MTC, the Board and all committees of the Board.

(b) There have been no meetings or other proceedings of the stockholders of MTC, the Board or any committee of the Board that are not fully reflected in such minutes or other records delivered in accordance with Section 2.2(a).

(c) MTC has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Micrographic Technology Corporation."

(d) No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or

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indirectly  in a violation  of any of the  provisions  of MTC's  Certificate  of
Incorporation, as amended, or Bylaws, as amended, or of any resolution adopted by MTC's stockholders, MTC's Board or any committee of MTC's Board.

(e) The stock records, minute books and other records of MTC are accurate, up to date and complete, and have been maintained in accordance with sound and prudent business practices. Except as provided in the Transactional Documents, as of the Closing Date, all of the records of MTC will be in the actual possession and under the direct control of MTC.

2.3      Capitalization.

(a) The authorized capital stock of MTC consists of 10,000 shares of common stock, with no par value per share, one thousand (1,000) shares of which are owned by Seller. No other shares of capital stock are issued or outstanding. All issued and outstanding shares of MTC's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

(b)      There is no:

(i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of MTC;

(ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of MTC;

(iii) Contract under which MTC is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of MTC.

(c) MTC has never repurchased, redeemed or otherwise reacquired (or agreed, committed or offered (in writing or otherwise) to repurchase, redeem or otherwise reacquire) any shares of capital stock or other securities of MTC.

2.4 Authority; Binding Nature of Agreements. Each of MTC and Seller has full corporate power and authority to enter into this Agreement and to carry out the Transactions. This Agreement and the other Transactional Documents to be executed by MTC and Seller, respectively, pursuant to the terms hereof and their execution and delivery to GID and Purchaser have been duly authorized by the Board and by Seller, and no further corporate action prior to the Closing shall be necessary on the part of MTC or Seller to make this Agreement and the Transactional Documents to be executed by MTC and Seller pursuant to the terms hereof and the transactions contemplated by this Agreement and such Transactional Documents valid and binding upon MTC and Seller. This Agreement and the Transactional Documents have been duly and validly executed and delivered by Seller and MTC. This Agreement and the other Transactional

Documents constitute valid and binding obligations of Seller and MTC enforceable in accordance with their respective terms.

2.5      Non-Contravention; Consents.

(a) Except as set forth in Part 2.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any other Transactional Agreement to be executed and delivered by MTC or Seller, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with or result in a violation of (i) any of the provisions of MTC's or Seller's respective charter or bylaws, or (ii) any resolution adopted by MTC's or Seller's respective stockholders or board of directors or any committee thereof;

          (ii) give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which MTC or Seller, or any of the assets owned or used by MTC or Seller, is subject;

          (iii)cause MTC to become subject to, or to become liable for the payment of, any Tax except as provided in Section 4.5(e);

          (iv) cause any of the assets owned or used by MTC to be reassessed or revalued by any taxing authority or other Governmental Body except as provided in Section 4.5(e);

          (v) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by MTC or any of its employees and that relate to the Business or that otherwise relates to MTC's business or to any of the assets owned or used by MTC;

          (vi) contravene, conflict with or result in a violation or breach of, or a default under any provision of any MTC Contract, or give any Person the right to (i) declare a default or exercise any remedy under any MTC Contract, (ii) accelerate the maturity or performance of any MTC Contract, or (iii) cancel, terminate or modify any MTC Contract;

          (vii)give any Person the right to any payment by MTC or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of MTC in favor of any Person, in any such case as a result of the change in control of MTC or otherwise resulting from the Transactions;

          (viii) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by MTC; or
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          (ix) violate  any  statute  or  law or any  judgment,  decree,  order, regulation or rule of any court or governmental authority.

(b) Neither MTC nor Seller was, is or will be required to make any filing, declaration or registration with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and any other Transactional Agreement contemplated to be executed and delivered by MTC or Seller in connection with this Agreement or the consummation or performance of any of the Transactions, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and similar laws of any foreign country. As of the Closing Date, all such filings, notices and Consents will have been duly made, given or obtained and will be in full force and effect, other than those which by their nature are required to be made, given or obtained after the Closing, all of which shall be made, given or obtained within the time required therefor.

2.6      Proprietary Rights; Proprietary Information and Inventions Agreement.

(a) Part 2.6 of the Disclosure Schedule lists all Proprietary Assets that are owned by or licensed to MTC or that are otherwise used in connection with MTC's business.

(b) MTC has taken all reasonable measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 2.6 of the Disclosure Schedule.

(c) All current and former employees and consultants of MTC have executed an agreement regarding confidentiality and proprietary information substantially in the form or forms attached as Exhibit A. MTC is not aware that any of the employees or consultants of MTC is in violation of the confidentiality and proprietary information agreements of MTC which they have signed. MTC does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by MTC, except for inventions, trade secrets or proprietary information that have been assigned to MTC.

(d) MTC has conducted its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. MTC is not infringing and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of any Proprietary Asset owned or used by any other Person. To the Knowledge of MTC and Seller, no Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by MTC.

(e) MTC owns, licenses or has rights to use all of the Proprietary Assets owned or used by MTC.

2.7      Proceedings; Orders.

(a) There is no pending Proceeding, and, to the Knowledge of MTC and Seller, no Person has threatened to commence any Proceeding:

          (i) that involves MTC or that otherwise relates to MTC's business or any of the assets owned or used by MTC (whether or not MTC is named as a party thereto); or

          (ii) that challenges, or that is likely to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

         To the knowledge of MTC and Seller no event has occurred, and no claim, dispute or other condition or circumstance exists, that is likely to directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(b) MTC has delivered to GID accurate and complete copies of all pleadings, correspondence and other written materials to which MTC has access that relate to the Proceedings identified in Part 2.7 of the Disclosure Schedule.

(c) There is no Order to which MTC, or any of the assets owned or used by MTC, is subject, and Seller is not subject to any Order that relates to MTC's business or to any of the assets owned or used by MTC.

(d) No officer or employee of MTC is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to MTC's business.

(e) To the Knowledge of MTC or Seller, there is no proposed Order that, if issued or otherwise put into effect, (i) is likely to have an adverse effect on MTC's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of MTC or Seller to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Documents, or
(ii) is likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.8 Securities Law Compliance. The sale of the Stock will be exempt from any registration or other filing requirements of the Securities Act, and all applicable registrations, qualifications and other filings under the registration, permit or qualification requirements of all applicable state securities laws, if any, will have been completed prior to the Closing.

2.9      Financial Statements.

(a) MTC has delivered to GID the following financial statements and notes, if any (collectively, the "Financial Statements"), which are attached hereto as Exhibit B:

          (i) the unaudited balance sheets of MTC as of September 30, 1996, 1997 and 1998 and the related unaudited statements of operations of MTC for the fiscal years ended September 30, 1996, 1997 and 1998; and

          (ii) the Unaudited Interim Balance Sheet, and the related unaudited statements of operations of MTC for the one (1) month period then ended.

(b) All of the Financial Statements are accurate and complete in all respects, and the dollar amount of each line item included in the Financial Statements is accurate in all respects. The Financial Statements are in accordance with the books and records of MTC and present fairly the financial position of MTC as of the respective dates thereof and the results of operations of MTC for the periods covered thereby. The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

(c) Except as set forth in Part 2.9 of the Disclosure Schedule, at the date of the Unaudited Interim Balance Sheet, (i) MTC had no Liabilities of any nature (matured or unmatured, fixed or contingent) required by GAAP to be provided for in the Unaudited Interim Balance Sheet which were not provided for in the Unaudited Interim Balance Sheet, (ii) MTC had no material Liabilities of any nature (matured or unmatured, fixed or contingent) which were not required by GAAP to be provided for in the Unaudited Interim Balance Sheet and (iii) all reserves established by MTC and set forth in the Unaudited Interim Balance Sheet were established in accordance with GAAP, applied on a consistent basis throughout the periods covered.

(d) As of October 31, 1998, MTC had no Liabilities in excess of $5,000 individually or in the aggregate, except for:

          (i) Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet;

          (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by MTC in the Ordinary Course of Business since September 30, 1998; and

          (iii)MTC's obligations under the Contracts listed in Part 2.11 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

2.10     Title to Assets.

(a) MTC owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

          (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold by MTC since October 31, 1998 in the Ordinary Course of Business);

          (ii) all assets acquired by MTC since October 31, 1998 (except for inventory sold by MTC since such date in the Ordinary Course of Business);

          (iii)all assets referred to in Parts 2.6 and 2.13 of the Disclosure Schedule and all of MTC's rights under MTC Contracts; and

          (iv) all other assets reflected in MTC's books and records as being owned by MTC.

         Except as set forth in Part 2.10 of the Disclosure Schedule, all of said assets are owned by MTC free and clear of any Encumbrances, except liens for current taxes and assessments not delinquent.

(b) Part 2.10 of the Disclosure Schedule identifies all assets that are being leased to MTC. All leases pursuant to which MTC leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Knowledge of MTC and Seller, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof. MTC's buildings, equipment and other tangible assets are in good operating condition and are useable in the Ordinary Course of Business, and MTC owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

2.11     Material Contracts.

(a) Part 2.11 of the Disclosure Schedule identifies each MTC Contract (except for any Excluded Contract) that (i) involves future payments, performance of services or delivery of goods or materials to or by MTC as of September 30, 1998 for each Person with whom MTC has a Contract under which there have been payments, performance of services or delivery of goods or materials to or by MTC in excess of $75,000 in the aggregate during the fiscal year ended September 30, 1998; (ii) includes price-per-fiche transactions in effect as of September 30, 1998, (iii) is a written distributor agreement in effect as of September 30, 1998 or is an oral distributorship arrangement which is in effect as of September 30, 1998, or (iv) otherwise is material to the business or prospects of MTC as conducted at the time of execution of this Agreement (collectively, the "Material Contracts"). Except as set forth in Part 2.11 of the Disclosure Schedule, all Material Contracts are in writing. All nonmaterial Contracts of MTC do not in the aggregate represent more than 12% of the liabilities of MTC. MTC has delivered to GID accurate and complete copies of all Material Contracts identified in Part 2.11 of the Disclosure Schedule and of all distributor agreements, whether terminated or not, including in each case all amendments thereto.

(b) Each Material Contract is currently valid and in full force and effect, and is enforceable by MTC in accordance with its terms.

(c) Except as set forth in Part 2.11(c) of the Disclosure Schedule:

          (i) MTC is not in material default under any Material Contract, and no Person has violated or breached, or declared or committed any default under, any Material Contract;

          (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, or (C) give any Person the right to accelerate the maturity, or performance of any Material Contract or to cancel, terminate or modify any Material Contract; and

          (iii)MTC  has  not  waived  any  of  its  rights  under  any  Material
               Contract.

(d) To the Knowledge of MTC and Seller, each Person against which MTC has or is likely to acquire any rights under any MTC Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to MTC.

(e) Except as set forth in Part 2.11(e) of the Disclosure Schedule:

          (i) MTC has never guaranteed or otherwise agreed to insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

          (ii) MTC is not and, to the Knowledge of Seller and MTC, has never been, a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

(f)  To the  Knowledge  of MTC  and  Seller,  the  performance  of the  Material
Contracts will not result in any violation of or failure to comply with any Legal Requirement.

(g) No Material Contract or any other term or provision of any Material Contract permits the other party to such Material Contract to renegotiate any amount paid or payable to MTC.

(h)      Intentionally left blank.

(i) No party to any Material Contract has notified MTC or made a claim to the effect that MTC has failed to perform an obligation thereunder. There is no known plan, intention or indication of any contracting party to any Material Contract to cause the termination, cancellation or modification of such Material Contract or to reduce or otherwise change its activity thereunder so as to adversely affect the benefits derived or expected to be derived therefrom by MTC.

(j) The Material Contracts identified in Part 2.11(a) of the Disclosure Schedule and the Excluded Contracts collectively constitute substantially all of the Contracts MTC currently uses to conduct its business.

2.12     Employees; Employee Benefits.

(a) Part 2.12(a) of the Disclosure Schedule contains a list of all employees of MTC and with respect to each employee (i) the annual salary, bonus payments and other compensation accrued in fiscal 1998 and (ii) the first day of employment with MTC. No employee has any agreement or contract, written or verbal, regarding his or her employment. No employee has been promised compensation in excess of the compensation stated in Part 2.12(a) of the Disclosure Schedule.

(b) Part 2.12(b) of the Disclosure Schedule contains a list of individuals as of October 31, 1998 who perform services for MTC related to its business and, as of October 31, 1998, were classified as "consultants" or "independent contractors."

(c) Part 2.12(c) of the Disclosure Schedule lists (A) all Employee Benefit Plans of MTC, (B) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of MTC, and (C) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, to which MTC maintains, contributes to or has any obligation to or liability for (collectively, the "Benefit Plans"). Each of the Benefit Plans sponsored or maintained by either the MTC or an ERISA Affiliate, or to which either the MTC or an ERISA Affiliate contributes, or has any obligation or liability to contribute, (collectively, the "Plans") provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current or terminated employees or any beneficiary may be amended or terminated at any time without liability.

          (i) None of the Plans is a Defined Benefit Plan or a Multiemployer Plan and neither MTC nor any ERISA Affiliate has ever (A) sponsored, maintained or contributed to, or been obligated to contribute to, a Defined Benefit Plan or (B) contributed to, or been obligated to contribute to, a Multiemployer Plan.

          (ii) Neither MTC nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

          (iii)Each Plan which is an Employee Benefit Plan has complied since its inception by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Code. MTC is not subject to a risk of liability to any governmental entity, including, without limitation, excise taxes or civil penalties, as the result of the application of any provision of ERISA or the

               Code. No investigations or audits by a governmental entity, or other actions, demands, proposals, negotiations or claims with respect to any Plan have occurred, or are pending, threatened or imminent against any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA) of the Plan or which otherwise concern matters covered or that would be covered by the Plans. To the Knowledge of MTC and Seller, there are no facts that could give rise to any such action, demand, proposal, negotiation or claim.

          (iv) Neither MTC nor Seller filed an application for determination with the Internal Revenue Service with respect to any Plan. Such failure to request determination did not adversely affect the qualified status of any Plan that is intended to qualify under
               Section 401(a) of the Code or the tax-exempt status of each trust maintained pursuant thereto under Section 501 of the Code. Each Plan intended to qualify under Section 401(a) so qualifies and each trust maintained pursuant thereto is exempt from tax under
               Section 501 of the Code. To the Knowledge of MTC and Seller, nothing has occurred since the date any such Plan was established that would adversely affect its qualified status under Section 401(a) of the Code or the related trust's tax-exempt status under
               Section 501 of the Code.

          (v) Accurate and complete copies of (A) all documents creating or evidencing any Plan listed in Part 2.12(c) of the Disclosure Schedule, (B) all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA), and (C) the latest favorable letters of determination from the Internal Revenue Service with respect to the Plans that are intended to qualify under Section 401(a) of the Code have been delivered to GID.

          (vi) All expenses and liabilities relating to all of the Plans described in Part 2.12(c) of the Disclosure Schedule have been, and will on the Closing Date be, fully and properly accrued on MTC's books and records and disclosed on the current Financial Statements and such Plans have no unfunded liabilities not reflected on such current Financial Statements.

(d) MTC has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending against MTC or, to the Knowledge of MTC and Seller, threatened with respect to MTC.

(e) To the Knowledge of MTC and Seller, no employee of MTC, nor any consultant with whom MTC has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, MTC because of the nature of the Business, and to the Knowledge of MTC and Seller, the continued employment by MTC of its present employees, and the performance of MTC's contracts with its independent contractors, will not result in any such violation. MTC has not received any notice alleging that any such violation has occurred. No employee of MTC has been granted the right to continued employment by MTC or to any material compensation following termination of employment with MTC. MTC is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with MTC, nor does MTC have a present intention to terminate the employment of any officer, key employee or group of key employees.

(f) None of MTC, Purchaser and GID has any obligations under the SoftNet Systems, Inc. Employee Stock Option Plan, the SoftNet Systems, Inc. 1995 Amended Long Term Incentive Plan, the SoftNet Systems, Inc. 1998 Stock Incentive Plan or any transactions pursuant thereto.

2.13     Receivables; Major Customers.

(a) Part 2.13(a) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of MTC as of October 31, 1998, and further provides a list of account receivables for which any reserves have been made that are reflected in the Unaudited Interim Balance Sheet.

(b) Except as set forth in Part 2.13(b) of the Disclosure Schedule and Section 9.8(a) below, all existing accounts receivable of MTC:

          (i)  represent valid obligations of customers of MTC arising from bona
               fide  transactions   entered  into  in  the  Ordinary  Course  of
               Business; and

          (ii) are current and will be collected in full in the Ordinary Course of Business on or before the 120th day following the Closing Date.

(c) Part 2.13(c) of the Disclosure Schedule accurately identifies, and provides revenues received from, each customer or other Person that accounted for gross revenues of MTC in fiscal 1998 of more than $75,000 from the sale of equipment and software or $100,000 from the sale of film. MTC has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.13(c) of the Disclosure Schedule may cease dealing with MTC or may otherwise reduce the volume of business transacted by such Person with MTC below the level for the twelve month period ending September 30, 1998.

2.14     Major Suppliers.

(a)      Part 2.14(a) of the Disclosure Schedule:

          (i) provides an accurate and complete breakdown and aging of MTC's accounts payable as of October 31, 1998;

          (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by MTC for more than $10,000 as of the date of this Agreement; and

          (iii)provides an accurate and complete breakdown of MTC's long-term debt as of the date of this Agreement.

(b) Part 2.14(b) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to each supplier or other Person that received more than $100,000 from MTC in fiscal 1998.

2.15     Compliance With Legal Requirements.

(a)      Except as set forth in Part 2.15 of the Disclosure Schedule:

          (i) MTC is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

          (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by MTC of, or a failure on the part of MTC to comply with, any Legal Requirement; and

          (iii)MTC  has  not  received,   at  any  time,  any  notice  or  other
               communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement by MTC, or (ii) any actual, alleged, possible or potential obligation on the part of MTC to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

(b) To the Knowledge of MTC and Seller, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect,
(i) is likely to have a material adverse effect on MTC's business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of MTC or Seller to comply with or perform any covenant or obligation under any of the Transactional Documents, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.16     Governmental Authorizations.

(a)      Part 2.16 of the Disclosure Schedule identifies:

          (i) each Governmental Authorization which is currently effective and is held by MTC; and

          (ii) each other Governmental Authorization that, to the Knowledge of MTC and Seller, is currently effective and is held by any of MTC's employees and relates to or is reasonably necessary in connection with MTC's business.

         MTC has delivered to GID accurate and complete copies of all of the Governmental Authorizations identified in Part 2.16 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule is valid and in full force and effect.

(b) The Governmental Authorizations identified in Part 2.16 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable MTC to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit MTC to own and use its assets in the manner in which they are currently owned and used.

2.17     Tax Matters.

(a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by MTC (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by MTC has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

(b) Part 2.17(b) of the Disclosure Schedule accurately identifies all Tax Returns that were or still are required to be filed by or on behalf of MTC with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("MTC Returns"). All MTC Returns (i) have been, or will be, filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on MTC Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with MTC Returns on or before the Closing Date, have been paid or are accrued on the Unaudited Interim Balance Sheet. Prior to Closing, MTC will deliver to GID accurate and complete copies of all MTC Returns filed for the past three years.

(c) MTC's liability for unpaid Taxes for all periods ending on or before the date of the Unaudited Interim Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Unaudited Interim Balance Sheet.

(d) Part 2.17(d) of the Disclosure Schedule accurately identifies each examination or audit of any MTC Return that has been conducted by any Governmental Body since September 15, 1995, and there are no examinations or audits that were commenced prior to that date which remain open. MTC has delivered to GID accurate and complete copies of all audit reports and similar documents (to which MTC has access) relating to MTC Returns. Except as set forth in Part 2.17(d) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of MTC Returns has been granted (by MTC or any other Person), and no such extension or waiver has been requested from MTC.

(e) No claim or other Proceeding is pending or has been threatened against or with respect to MTC in respect of any Tax. There are no unsatisfied Liabilities for Taxes with respect to any notice of deficiency or similar document received by MTC. MTC has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code or any comparable provision under state, local or foreign law. MTC has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state, local or foreign law as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. MTC will not be required to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law.) MTC has never been an includible corporation in a "consolidated group" within the meaning of Treas. Reg. Section 1.1502-1(h), and is not liable for Taxes incurred by any individual, trust, corporation, partnership or any other Entity either as a transferee, pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations. MTC is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States Federal income tax purposes. No claim has ever been made by a taxing authority in a jurisdiction where MTC does not file Tax Returns that MTC is or is likely to be subject to Taxes assessed by such jurisdiction. MTC does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country. No sales or use tax will be payable by GID, Purchaser or any transferee, and there will be no non-recurring intangible tax, documentary stamp tax or other excise tax or comparable tax imposed by any Governmental Body as a result of the Transactions.

(f) MTC is not party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of MTC that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. MTC is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract, and has not otherwise assumed the tax liability of any other Person under Contract.

(g) MTC is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) MTC has net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383 or 384 and the federal consolidated return regulations.

2.18 Environmental Compliance. MTC is now and has been at all times in compliance in all material respects with all applicable Environmental Laws. MTC has now and at all times has had all the necessary permits required under Environmental Laws for the operation of its business, and is not or has not been in violation of any of the terms and conditions of any of its permits. MTC has not received any notice or other communication (in writing or otherwise) that alleges that MTC is not in compliance with any Environmental Law. MTC has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any Hazardous Materials (whether lawfully or unlawfully) at any site owned, leased, occupied, or controlled by MTC on or at any time prior to the Closing Date. There are not and have not been any releases or threatened releases of any Hazardous Materials in any quantity at, on, under, from, or in the vicinity of the Leased Premises. There are no circumstances that may prevent or interfere with MTC's compliance with any Environmental Law. No former owner or user of the

Leased Premises engaged in any type of manufacturing or commercial activity which might be reasonably expected to generate, manufacture, produce, transport, import, use, treat, refine, process, handle, store, discharge, release, or dispose of any Hazardous Materials (whether lawfully or unlawfully) on the Leased Premises.

2.19     Insurance.

(a)      Part 2.19 of the Disclosure Schedule accurately sets forth:

          (i) each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, MTC:

          (ii) a description of any claims pending, and any claims that have been asserted since January 1, 1996, with respect to such policies,

          (iii)each application for insurance that has been submitted by or on behalf of MTC that is currently pending, and

          (iv) each self-insurance or risk-sharing arrangement affecting MTC or any of its assets.

(b) MTC has delivered to GID accurate and complete copies of all of the insurance policies identified in Part 2.19 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and binders relating thereto indicating that such policies are in full force and effect as of the date hereof, and all of the pending applications identified in Part 2.19 of the Disclosure Schedule.

(c) Each of the policies identified in Part 2.19 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the Knowledge of MTC and Seller, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The type and amount of insurance carried by MTC is customary for businesses in the same or similar lines of business as MTC. Except as set forth in Part 2.19 of the Disclosure Schedule, (i) each of the policies identified therein will continue in full force and effect following the Closing and (ii) MTC has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any of its directors or officers in connection with their performance of services to MTC.

(d) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.19 of the Disclosure Schedule, and no event has occurred, and no condition or circumstance exists, that is likely to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

(e)      MTC has not received:

          (i) any notice or other communication (in writing or otherwise) from the applicable insurer or broker regarding the actual or possible cancellation or invalidation of any of the policies identified in
               Part 2.19 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

          (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.19 of the Disclosure Schedule; or

          (iii)any indication that the issuer of any of the policies identified in Part 2.19 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

2.20     Related Party Transactions.

(a) No Related Party of MTC has, and no Related Party of MTC has at any time since September 15, 1995 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of MTC.

(b) No Related Party of MTC is, or has at any time since September 15, 1995 been, indebted to MTC for an amount, individually or in the aggregate, in excess of $10,000 (all of which amounts have been paid in full as of the date hereof).

(c) Since September 15, 1995, no Related Party of MTC has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving MTC.

(d) No Related Party of MTC is competing, or has at any time since September 15, 1995 competed, directly or indirectly, with MTC in any market served by MTC.

(e) No Related Party of MTC has any claim or right against MTC.

(f) No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party of MTC against MTC.

2.21 Absence of Changes. To the best of the Knowledge of Seller and MTC, since September 30, 1998 (except to the extent reflected in the Closing Date Balance Sheet as an adjustment to the Total Cash Consideration pursuant to Section 1.5, but only up to the amount actually paid by Seller to the Surviving Corporation or GID pursuant to Section 1.5 as adjustment of the Total Cash Consideration):

(a) there has not been any material adverse change in MTC's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on MTC's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

(b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of MTC's assets (whether or not covered by insurance) except in the Ordinary Course of Business;

(c) MTC has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) MTC has not sold (except pursuant to the Transactions contemplated hereby) or otherwise issued (or granted any warrants, options or other rights to purchase) any shares of capital stock or any other securities;

(e) MTC has not amended its certificate of incorporation or bylaws and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction other than the Transactions contemplated hereby;

(f) MTC has not purchased, leased, licensed or otherwise acquired any asset from any other Person, except for supplies acquired by MTC in the Ordinary Course of Business;

(g) MTC has not made any capital expenditure in excess of $25,000, individually or in the aggregate;

(h) MTC has not sold, assigned or otherwise transferred, and has not leased or licensed, any asset to any other Person, except for tangible products sold by MTC from its inventory in the Ordinary Course of Business;

(i) MTC has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in the amount, individually or in the aggregate, in excess of $5,000, except as specified in the Unaudited Interim Balance Sheet;

(j) MTC has not pledged or hypothecated any of its material assets or otherwise permitted any of its assets to become subject to any Encumbrance;

(k) MTC has not made any loan or advance to any Person, including without limitation, Seller or any of MTC's officers, employees or directors;

(l) MTC has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

(m) MTC has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the Ordinary Course of Business;

(n) there has been no resignation or termination of employment of any key employee of MTC;

(o) there has been no labor dispute involving MTC or its employees and none is pending or, to MTC's Knowledge, threatened;

(p) MTC has not entered into, and neither MTC nor any of the assets owned or used by MTC has become bound by, any Material Contract that is not an Excluded Contract;

(q) no Material Contract by which MTC or any of the assets owned or used by MTC is or was bound, or under which MTC has or had any rights or interest, has been amended or terminated;

(r) there has been no borrowing or agreement to borrow by MTC or change in the contingent obligations of MTC by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of MTC, and MTC has not otherwise incurred, assumed or otherwise become subject to any Liability in excess of $5,000, individually or in the aggregate, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by MTC in the Ordinary Course of Business;

(s) MTC has not discharged any Encumbrance or discharged, paid or forgiven any indebtedness or other Liability in excess of $5,000, individually or in the aggregate, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by MTC since October 31, 1998 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

(t) MTC has not forgiven any debt or otherwise released or waived any right or claim;

(u) MTC has not changed any of its methods of accounting or accounting practices in any respect;

(v) MTC has not entered into any transaction or taken any other action outside the Ordinary Course of Business;

(w) MTC has not received notice that there has been a loss of, or cancellation of a material order by, any customer of MTC; and

(x) MTC has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses (c) through (w) above.

2.22     Seller.

(a) Seller is the record and beneficial owner and holder of all of the Stock which constitutes the issued and outstanding shares of MTC, free and clear of any Encumbrances. Seller has delivered to GID accurate and complete copies of the stock certificates evidencing the Stock.

(b) There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of Seller to comply with or perform its covenants or obligations under any of the Transactional Documents. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(c) No consent, approval, authorization, order, registration or qualification of or by any Person is required in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated hereby.

2.23     Powers of Attorney.

MTC has not given a power of attorney to any Person.

2.24     Year 2000 Errors.

(a) The term "Year 2000 Error" means (a) any failure of computer hardware or software products or technology (or any components thereof) properly to create, receive, recognize, record, store, process, calculate, present or exchange calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 (including, without limitation, leap years) as a result of the occurrence, or use of data consisting of, such dates; (b) any failure of computer hardware or software products or technology (or any components thereof) to create, receive, recognize, record, store, process, calculate, present or exchange any information or data dependent on or relating to dates on or after January 1, 2000 (including, without limitation, forward and backward calculations from, into and between the 20th and 21st centuries, the years 1999 and 2000 and leap years) in the same manner, and with the same functionality, data integrity and performance, as such computer hardware or software products or technology (or any components thereof) creates, receives, recognizes, records, stores, processes, calculates, presents or exchanges calendar dates on or before December 31, 1999, or information or data dependent on or relating to such dates; or (c) any loss of functionality or performance or incorrect results with respect to the introduction of records or processing of data containing dates falling on or after January 1, 2000 (including, without limitation, leap years).

(b) Part 2.24 of the Disclosure Schedule contains a complete and accurate list of all Year 2000 Errors of which Seller or MTC are aware that involves MTC's products, services or conduct of operations.

(c) The products and/or technology manufactured, licensed, sold or otherwise distributed by MTC, whether presently or in the past, shall function without, and shall not contain, any Year 2000 Errors.

(d) None of the software manufactured, licensed, sold or otherwise distributed by MTC contains any virus, logic bomb, time bomb, worm, backdoor or other harmful code which might have a significant adverse effect on the use of the software for which MTC could be held liable. To the Knowledge of MTC and Seller, none of the software used in the business of MTC contains any virus, logic bomb, time bomb, worm, backdoor or other harmful code which might have a significant adverse effect on the processing of data for the business, or the use of the software.

2.25 Bank Accounts. Part 2.25 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which MTC maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

2.26 Inventory. MTC has delivered to GID an accurate and complete report of MTC's inventory as of September 30, 1998. All inventory of MTC, whether or not reflected in the Unaudited Interim Balance Sheet, consists of a quality and quantity useable and salable in the Ordinary Course of Business, except for items of obsolete materials and materials of below standard quality, all of which have been written down in the Unaudited Interim Balance Sheet to net realizable market value or for which adequate reserves have been provided therein. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) of MTC are not excessive, but are reasonable in the present circumstances of its business.

2.27     Full Disclosure.

(a) Neither this Agreement (including all Schedules and Exhibits hereto) nor the Transactional Documents contemplated to be executed and delivered by MTC or Seller contains or will contain any untrue statement of fact; and none of such documents omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

(b) There is no fact within the Knowledge of MTC or Seller (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all comparable Entities) that (i) may reasonably be expected to have a material adverse effect on MTC's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or may have an adverse effect on the ability of MTC or Seller to comply with or perform any covenant or obligation under any of the Transactional Documents, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

(c) All of the information set forth in the Disclosure Schedule, and all other information regarding MTC and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that MTC or the MTC Representatives on behalf of MTC have furnished to GID or to any of the Representatives of GID is accurate and complete in all material respects.

(d) MTC and Seller have provided GID and GID's Representatives with full and complete access to all of MTC's records and other documents and data of MTC.

2.28 No Liability for Actions At GID's or Purchaser's Direction. Seller shall not be liable for the breach of any representation and warranty set forth in this Article II if and to the extent that such breach is caused by an action or lack of action taken at GID's or Purchaser's initiative and direction prior to the Closing.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF GID AND PURCHASER

         GID and Purchaser hereby jointly and severally represent and warrant to Seller as follows:

3.1 Requisite Power and Authority. Each of GID and Purchaser has all requisite power and authority under all applicable Legal Requirements to execute and deliver this Agreement and the Transactional Documents and to carry out its provisions. This Agreement and the other Transactional Documents to be executed by GID and Purchaser, respectively, pursuant to the terms hereof and their execution and delivery to Seller and MTC have been duly authorized by the Board of Purchaser and by GID, and no further corporate action prior to the Closing shall be necessary on the part of Purchaser or GID to make this Agreement and the Transactional Documents to be executed by Purchaser and GID pursuant to the terms hereof and the transactions contemplated by this Agreement and such Transactional Documents valid and binding upon Purchaser and GID. This Agreement and the Transactional Documents have been duly and validly executed and delivered by Purchaser and GID. This Agreement and the other Transactional Documents, when executed, constitute valid and binding obligations of Purchaser and GID enforceable in accordance with their respective terms.

3.2 Consents. No consents, approvals, orders, or authorizations of, or registration, qualification, designation, declaration or filing (other than filing of the Certificate of Merger) with any governmental or banking authority are required on the part of GID or Purchaser before the Closing in connection with the consummation of the transactions contemplated in this Agreement.

3.3 Organization of GID. GID is a Gesellschaft mit beschrankter Haftung duly organized and validly existing under the laws of Germany with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.4 Organization of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business and in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification.

3.5 Board Members and Officers of Purchaser.  As of the date of this  Agreement,
(a) the sole member of Purchaser's Board of Directors is Ernstfried Driesen, and
(b) Purchaser's only officer is Ernstfried Driesen, President, Secretary and Treasurer.

3.6 Gesellschafter and General Managers of GID. As of the date of this Agreement, (a) the Gesellschafter of GID are Ernstfried Driesen, Gunther Heissler and Werner Bourgeois and (b) the Geschaftsfuhrer is Ernstfried Driesen.

3.7           Related Party Transactions.

(a) No Related Party of GID has, and no Related Party of GID has at any time had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of MTC.

(b) No Related Party of GID has at any time since September 15, 1995 been indebted to MTC for an amount individually or in the aggregate in excess of $50,000 (all of which amounts have been paid in full as of the date hereof). (c) Since September 15, 1995, no Related Party of GID has entered into, or has had any direct or indirect financial interest in any Contract transaction or business dealing of any nature involving MTC.

(d) No Related Party of GID is competing, or has at any time since September 15, 1995, competed directly or indirectly with MTC in any market served by MTC.

(e) No Related Party of GID has any claim or right against MTC.

(f) No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party of GID against MTC.


ARTICLE IV

                              ADDITIONAL AGREEMENTS

4.1 Conduct of MTC's Business Prior to Closing Date. Between the date of this Agreement and the Closing, and except as otherwise consented to or approved by an authorized officer or director of MTC or as required by this Agreement:

(a) Seller and MTC authorize GID to exercise  management  oversight with respect to MTC, and agree to cause MTC to proceed in accordance with GID's management directions, subject to the consent of the Board of Directors of MTC with respect to any action outside the Ordinary Course of Business of MTC, and MTC shall provide GID with such access to MTC's senior management and records as may be requested by GID, provided that (i) MTC and GID shall cooperate in the preparation and review of financial statements prior to the Closing, and (ii) the Board of Directors of MTC shall be notified and shall have the right to approve or disapprove any agreement by MTC which is a "click deal"
(price-per-fiche transaction), or which exceeds six months in duration and involves the commitment by MTC of more than $200,000.

(b) Seller shall have continuing obligations after the date of this Agreement through the Closing Date to advise GID of all significant matters concerning MTC.

(c) From the date hereof until the earlier of termination of this Agreement or consummation of the transactions contemplated hereby, neither Seller nor any of its officers, directors, employees, representatives, agents or affiliates shall directly or indirectly encourage, solicit, initiate or conduct discussions or negotiations with, or enter into any agreement with any Person concerning any merger, combination, consolidation, sale of assets (other than in the Ordinary Course of Business) or other similar transaction involving MTC.

4.2 Further Assurances. Subject to the terms and conditions hereof, each party agrees to use its Best Efforts to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as expeditiously as practicable, including, without limitation, the performance of such further acts or the execution and delivery of any additional instruments or documents as any party may reasonably request in order to carry out the purposes of this Agreement, the other Transactional Documents and the transactions contemplated hereby and thereby.

4.3 Supplements to Disclosure Schedule and Article III. From time to time prior to the Closing Date, Seller will supplement or amend the Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or that is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of Seller or MTC that has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of Seller and MTC contained in Article II and in order to determine the fulfillment of the condition set forth in Section 5.1, the Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. From time to time prior to the Closing Date, GID will supplement or amend its representations in Article III to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in Article III or that is necessary to correct any information in Article III or in any representation and warranty of GID that has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of GID contained in Article III and in order to determine the fulfillment of the condition set forth in Section 6.1, the representations in Article III shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

4.4 Public Announcements. Seller and GID will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the Transactions.

4.5      Tax Matters.

(a)      Allocations.

          (i) To the extent permitted by applicable law, the parties hereto will treat the Closing Date for all purposes as the last day of a taxable period of MTC. In the case of a taxable period which includes but does not end on the Closing Date, Taxes based upon or measured by income or gross receipts shall be allocated between the portion of the taxable period ending on the Closing Date and the portion of the taxable period ending after the Closing Date by closing the books as of the Closing Date, while taxes based on ownership of property will be allocated on the basis of calendar days elapsed. Similar techniques shall be applied to allocate Taxes between a Straddle Period and a Post-GID Economic Interest Period.

          (ii) Notwithstanding the foregoing provisions of Section 4.5(a), gain resulting from an Election (as defined in Section 4.5(e)), will be allocated to Seller.

(b)      Tax Returns.

          (i) Seller and MTC shall prepare, or cause to be prepared, on a basis consistent with past practice, and file, or cause to be filed, on a timely basis, all Tax Returns for any taxable period ending on or before the Closing Date. Seller shall provide such Tax Returns to GID for review at least 30 days prior to their due date (including extensions where applicable). GID shall pay to Seller, on or before the due date of such Tax Returns (including extensions, where applicable), any amount owed by GID with respect to any Post-GID Economic Interest Period covered by such Tax Returns. Seller shall not file any amended Tax Returns with respect to MTC without the prior written consent of GID which shall not be unreasonably withheld.

          (ii) For any taxable period beginning before and ending after the Closing Date (a "Straddle Period"), GID shall timely prepare and file, or cause to be prepared and filed, with the appropriate taxing authority, all Tax Returns required to be filed and shall pay all Taxes due with respect to such Tax Returns. Seller shall pay to GID, on or before the due date of such Tax Returns (including extensions, where applicable), any amount owed by Seller with respect to any Straddle Period covered by such Tax Returns.

(c) Refunds. If in any period ending after the Closing Date, MTC earns any credit or recognizes any loss which cannot be applied against its tax liability for such period, and MTC is permitted by law to carry back such credit or loss to a period ending on or prior to the Closing Date, at GID's request and expense Seller shall file and prosecute refund claims reflecting such carry back, and if Seller shall receive a tax refund with respect to such claim, Seller shall immediately remit the refund, together with interest received with respect thereto, to GID. In the event that MTC would have received a refund (including interest) with respect to such claim (or a larger refund than actually paid) had such refund not been offset by the Governmental Body against a liability for Taxes (other than a liability for Taxes of MTC for periods commencing after the close on the Closing Date) then, in addition to remitting the amount of any refund (including interest) received from the Governmental Body, Seller shall pay GID within ten days after receipt of notice of such offset, an amount equal to the amount of such offset, together with interest calculated at the rate applicable to tax refunds for the period such interest would have been paid by the Governmental Body but for the offset. Seller agrees that it will cooperate with GID and MTC and their respective representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of, and (ii) any administrative and judicial proceedings involving, any such claim for refund.

(d) Tax Cooperation. Seller and GID shall provide the other party with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by the other party in connection with the preparation of any Tax Return or any audit or other proceeding relating to MTC.

(e)      Section 338 Election.

          (i) At GID's election, GID may make, and Seller shall join GID in making, an election under Section 338(h)(10) of the Code (the "Election") with respect to MTC and any comparable election under state or local Tax law. Seller shall cooperate with GID in the completion and timely filing of such Election in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (or any comparable provisions of state or local Tax law) or any successor provision. Seller shall provide all necessary information in Seller's possession to permit the Election to be made. Should GID make such Election, GID and Seller shall act together in good faith to (i) determine and agree upon the amount of the Modified Aggregate Deemed Sales Price (the "MADSP")(within the meaning under Treasury Regulation Section 1.338(h)(10)-1(f)) and (ii) agree upon the proper allocations (the "Allocations") of the MADSP among the assets of MTC in accordance with Treasury Regulation Section 1.338(h)(10)-1(f). GID and Seller will calculate the gain or loss, if any, resulting from the Election in a manner consistent with the Allocations and will not take any position inconsistent with the Election or the Allocations in any tax return or otherwise. If an Election is made, GID and Seller agree that the forms shall be filed with the appropriate tax authorities not earlier than 45 days before the latest date for the filing thereof. At least 90 days prior to the latest date for the filing of each form, GID shall prepare and submit to Seller a draft of each form. No party thereto shall file any form unless it shall have obtained the consent of the other party hereto, which consent shall not be unreasonably withheld. On or prior to the thirtieth day after the Seller's receipt of a draft form, Seller shall deliver to GID its consent to such filing.

(f) Transfer Taxes. Seller shall be responsible for sales, use and transfer taxes, including but not limited to any value added, stock transfer, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of the consummation of the transactions contemplated hereby, including but not limited to any interest or penalties in respect thereof.

(g) FIRPTA Certificate. At or before the Closing, Seller shall deliver to GID a certificate, in form and substance satisfactory to GID, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

4.6  Spin-off  MTC 401(k) Plan  Covering  Participants  Employed by MTC.  Seller
agrees on or prior to the Closing Date to (A) change the name of the Micrographic Technology Corporation 401(k) Plan to the "SoftNet Systems, Inc. 401(k) Plan" (the "SoftNet 401(k) Plan"), (B) establish (1) a new "employee pension benefit plan," within the meaning of Section 3(3) of ERISA, that satisfies the requirements of Section 401(a) of the Code and includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code and (2) a new trust that is exempt from taxation under Section 501(a) of the Code (collectively the new plan and trust are hereinafter referred to as the "MTC 401(k) Plan"), (C) cause the SoftNet 401(k) Plan to transfer all assets that are held in the trust maintained pursuant thereto on behalf of those participants who are employed by MTC to the trustees of the MTC 401(k) Plan in a "spinoff" transaction that satisfies the requirements of section 414(l) of the Code and the Treasury regulations thereunder, (D) adopt such amendments to the MTC 401(k) Plan and complete such other steps as may be required to transfer sponsorship of the MTC 401(k) Plan from Seller to MTC and (E) terminate the current trustees and Plan Administrator with respect to the MTC 401(k) Plan and appoint such successor trustee(s) and successor Plan Administrator as designated by Purchaser.

4.7 Transfer Cafeteria Plan Records to GID. Seller agrees on or prior to the Closing Date to transfer to MTC true, correct and complete copies of all records of the financial activity for the 1999 calendar year with respect to each employee of MTC who participates in either the Health Care Reimbursement Plan or the Dependent Care Assistance Plan maintained pursuant to the Cafeteria Plan Provided by SoftNet Systems, Inc. (the "Cafeteria Plan"). Such records shall include, without limitation, a complete accounting of each participant's 1999 "Pay Conversion Contributions," as that term is defined in the Cafeteria Plan, and the 1999 year-to-date claims history, including any claims paid and claims pending during 1999 as of the Closing Date.

4.8 Continuation or Replacement of Benefit Plans. . Seller shall use best efforts to make arrangements for the existing Benefit Plans providing for benefits to MTC employees to continue for such employees, or for one or more new plans with coverage comparable to the coverage under such existing Benefit Plans at comparable cost.

4.9 Payment of Liabilities of Related Party of MTC. On or before the Closing, Seller shall cause all liabilities of MTC to Related Parties of MTC to be paid off in a tax-free manner, without any cost or expense to MTC.

4.10 Cooperation in Obtaining Consents. GID shall use commercially reasonable efforts in response to any reasonable request of Seller to assist Seller in obtaining any consents of third parties necessary for the consummation of the transactions contemplated by this Agreement, including (i) the providing of financial information about GID (subject to non-disclosure agreements acceptable to GID); and (ii) the providing of guarantees to replace the guarantees made by Seller, as set forth in the Disclosure Schedule.

4.11     Assignment and Indemnification of IMNET Agreement.

(a) Seller, MTC, and IMNET Systems, Inc., a Delaware corporation ("IMNET"), entered into a Manufacturing and Distribution License Agreement, dated June 30, 1996 ("License Agreement").

(b) On the Closing Date, MTC shall assign to Seller all of its right, title and interest MTC has in the License Agreement, including, without limitation, any interest MTC would otherwise have to the worldwide, exclusive manufacturing license to use IMNET "Intellectual Property," as that term is defined in the License Agreement, to develop, manufacture, distribute, sell, install and maintain the MegaSAR 420 Microfilm Jukebox, or its successor product to any person, including IMNET, and any interest MTC would otherwise have in the exclusive, non-transferable, perpetual, worldwide license to market, distribute and sell "MegaSAR products" as that term is defined in the License Agreement, and Seller shall assume all of MTC's obligations and liabilities relating thereto.

(c) MTC permits Seller to take possession of the MegaSAR Inventory, as that term is hereinafter defined, at Seller's cost, upon five days' prior written notice during normal business hours of MTC, but in no event later than December 31, 1999. For purposes of this paragraph, the term "MegaSAR Inventory" shall mean IMNET "Intellectual Property," as that term is defined in the License Agreement, and all tools, plans, specifications and other equipment used exclusively to manufacture the MegaSAR 420 Microfilm Jukebox, and all raw materials, spare parts used in the manufacture the MegaSAR 420 Microfilm Jukebox, and all work in progress and finished MegaSAR 420 Microfilm Jukeboxes.

(d) The parties to this Agreement recognize that Seller, Purchaser, GID and MTC may have business dealings in the future with IMNET. Seller agrees to indemnify and hold Purchaser, GID and MTC and their respective successors, assigns, officers, directors, general managers and employees (the "Purchaser Indemnitees") harmless from and against any and all liabilities, obligations, losses, claims, damage, cost, charges or other expenses of every kind and character (including, but not limited to, attorneys' fees and litigation costs) which may accrue or be sustained by the Purchaser Indemnitees as a result of IMNET's business dealings with Seller arising after the Closing Date (including any thereof arising from or relating to the License Agreement or the transactions contemplated in connection therewith). Purchaser, GID and MTC each agrees to indemnify and hold Seller and its successors, assigns, officers, directors, general managers and employees (the "Seller Indemnitees") harmless from and against any and all liabilities, obligations, losses, claims, damage, cost, charges or other expenses of every kind and character (including, but not limited to, attorneys' fees and litigation costs) which may accrue or be sustained by Seller Indemnitees as a result of IMNET's business dealings with Purchaser, GID or MTC arising after the Closing Date which are intended to be and shall be separate from the business dealings relating to the License Agreement.

4.12     Mutual Release.

(a) Each of Seller and GID, for itself and on behalf of their administrators, agents, assigns, shareholders, principals, employees, employers, directors, officers, subsidiaries, affiliates, agents, representatives, insurers, attorneys, predecessors, successors and respective Related Parties (such other parties the "Releasors") does hereby promise, release and forever discharge the other party and the other party's present and former shareholders, principals, partners, employees, employers, directors, officers, subsidiaries, affiliates, agents, representatives, administrators, insurers, attorneys, predecessors, and successors (such other parties the "Releasees") from any and all claims, actions, judgments, obligations, damages, demands, debts, liabilities, and causes of action, of whatsoever kind or nature, in law or equity, whether known or unknown, suspected or unsuspected, matured or unmatured which Seller or any of its related Releasors, or GID or any of its related Releasors, now owns or holds, or has at any time heretofore owned or held, against (i) the other party,
(ii) the Releasees of such other party, or (iii) any third party that can recover, is likely to claim the right to recover or whom Releasor expects to sue for recovery, for such claims, actions, judgments, obligations, damages, demands, debts, liabilities, and causes of action from the other party or any Releasee of such other party (collectively "Claims"), except for any Claims, rights and obligations arising under this Agreement.

Each of Seller and GID, for itself and its Releasors, expressly waives the provisions of California Civil Code Section 1542 and any similar law, statute, provision or policy. California Civil Code Section 1542 states as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Each of Seller and GID and their respective Releasors understands and acknowledges the significance and consequence of this waiver of California Civil Code Section 1542 and confirms that it has either discussed or been given an opportunity to discuss such matters with counsel of that party's choice. Each of Seller and GID and their respective Releasors states that this release provision has been carefully read by it, and each of Seller and GID and their respective Releasors understands that this is a general release and that it intends to be legally bound by the same. This release shall bind and shall inure to the benefit of the parties and their respective Releasees.

(b) The release set forth in subsection (a) shall be terminated, and shall be void ab initio, if this Agreement is terminated in accordance with Article XI below.

4.13 Access to Books and Records After the Closing  Date.  For a period of three
(3) years following the Closing Date, Purchaser and GID agree (i) to maintain MTC's books and records and backup tapes for the accounting information for the period prior to the Closing Date; (ii) to permit Seller and its representatives during normal business hours upon five (5) business days prior written notice reasonable access for audit purposes to such books and records and tapes, using the computer systems operated by MTC at such time for audit purposes and (iii) to provide copies of such books and records to Seller or its representatives, at Seller's expense. Purchaser agrees to notify Seller prior to disposing of any such books and records, to disabling any existing computer systems permitting access to the back-up tapes or canceling any licenses for such computer systems and, upon request made within ten (10) business days after receipt of such notice, to deliver such books and records to Seller at Seller's expense.

                                   ARTICLE V

                 CONDITIONS TO GID'S AND PURCHASER'S OBLIGATIONS

         The obligation of GID and Purchaser to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1 Representations and Warranties True. The representations and warranties of Seller and MTC contained herein, in the Disclosure Schedule, and in all certificates and other documents delivered by Seller or MTC to GID or Purchaser, pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes contemplated by the terms of this Agreement.

5.2 Performance. Each of MTC and Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

5.3 Consents. All consents from United States and foreign government agencies required to consummate the transactions contemplated hereby shall have been obtained.

5.4 Adverse Changes. No material adverse change shall have occurred in the financial condition, working capital, assets, liabilities, reserves, business, operations or prospects of MTC, when taken as a whole, since the date of the Unaudited Interim Balance Sheet, except to the extent reflected in the Closing Date Balance Sheet as an adjustment to the Total Cash Consideration pursuant to
Section 1.5 (but only up to an amount actually paid by Seller to the Surviving Corporation or GID pursuant to Section 1.5 as adjustment of the Total Cash Consideration).

5.5 No Proceeding or Litigation. Except as provided in Part 2.7 of the Disclosure Schedule, no suit, action, investigation, inquiry or other proceeding by any Governmental Body or other Person shall have been instituted or threatened that questions the validity or legality of the Transactions contemplated hereby or that if successfully asserted, would otherwise have a material adverse effect on the conduct of the business of MTC or on its properties.

5.6 Corporate Authorization. All action required to be taken by MTC's Board and by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by MTC's Board and by Seller.

5.7 Compliance Certificate. GID shall have received a certificate of the Chief Operating Officer of Seller substantially in the form of Exhibit C, dated the Closing Date, certifying to the fulfillment of all Closing conditions contained in this Article V.

5.8 Opinion of Counsel. GID shall have been furnished with an opinion by Jeffer, Mangels, Butler & Marmaro, LLP, dated the Closing Date, substantially in the form of Exhibit D.

5.9 Delivery of Closing Documents. Seller shall have delivered to GID the documents set forth in Section 7.1 (a) below.

5.10 Stockholder Approval. The stockholders of Seller entitled to vote on or consent to the transactions contemplated under this Agreement shall have approved such transactions.

5.11 Release of Security Interest in MTC Assets. The security interest of West Suburban Bank in the assets of MTC pursuant to that certain Loan and Security Agreement dated September 15, 1995 by and between West Suburban Bank and MTC, as amended, to the extent attributable to the Revolving Credit Note dated September 15, 1995 by and among West Suburban Bank and Seller, MTC, Communicate Direct, Inc. and Kansas Communications, Inc. shall have been released.

5.12 Transfer of Ownership in Fujitsu Equipment. Title in the equipment leased by Seller pursuant to the Fujitsu Lease shall have been transferred to MTC, free and clear of Encumbrances.


                                   ARTICLE VI

                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligation of Seller to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

6.1 Representations and Warranties True. The representations and warranties of GID and Purchaser contained herein and in all certificates and other documents delivered by GID or Purchaser to Seller or MTC pursuant to this Agreement or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

6.2 Performance. GID and Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by such parties on or prior to the Closing Date.

6.3 Consents. All consents from United States and foreign governmental agencies, if any, required to consummate the transactions contemplated hereby shall have been obtained.

6.4 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Body or other Person shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby.

6.5 Authorization by Gesellschafterversammlung of GID. All action required to be taken by the Gesellschafterversammlung (shareholders' meeting) of GID to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

6.6 Corporate Authorization by Purchaser. All action required to be taken by Purchaser's board and stockholder to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser's Board and by GID.

6.7 Compliance Certificate. Seller shall have received a certificate of the General Manager of GID substantially in the form of Exhibit E, dated the Closing Date, certifying to the fulfillment of all Closing conditions contained in this
Article VI.

6.8 Opinion of Counsel. Seller shall have been furnished with an opinion of Morrison & Foerster LLP, dated the Closing Date, substantially in the form of Exhibit G.

6.9 Delivery of Closing Documents. GID and Purchaser shall have delivered to Seller the documents set forth in Section 7.1(b) below.

6.10 Release of WSB Guarantee. The Guaranty issued by Seller to West Suburban Bank, dated as of May 14, 1997, in respect of payment obligations of MTC pursuant to that certain Purchase Agreement, dated as of May 14, 1997, by and between West Suburban Bank and MTC shall have been terminated.

6.11 Release of Kodak Guarantee. The Guarantee dated November 13, 1998 by SoftNet of MTC's account with Kodak shall have been released.

                                  ARTICLE VII

                                     CLOSING

7.1 The Closing. The consummation of the transactions contemplated hereby (the "Closing") shall occur at the offices of Morrison & Foerster, LLP, 755 Page Mill Road, Palo Alto, California, on September 30, 1999 at 10:00 a.m. (Pacific Time), or on such other date or at such other place or time as MTC, Seller, GID and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

(a)      At or prior to the Closing the Seller shall deliver to GID:

          (i) certificates evidencing the Stock along with a fully executed Stock Power;

          (ii) certified   board  of  directors   resolutions   and  such  other
               certificates of MTC as may be reasonably requested by GID;

          (iii)certified   board  of  directors   resolutions   and  such  other
               certificates of Seller as may be reasonably requested by GID;

          (iv) a compliance certificate substantially in the form of Exhibit C;

          (v) the opinion of Jeffer, Mangels, Butler & Marmaro, LLP, counsel to Seller, dated the Closing Date, in the form of Exhibit D; and

          (vi) a Transitional Services Agreement (the "Transitional Services Agreement") in substantially the form of Exhibit F hereto, duly executed by Seller and MTC.

(b) At the Closing, GID and Purchaser shall deliver to Seller the following documents or consideration:

          (i) the portion of the Total Cash Consideration payable at the Closing as set forth in Section 1.4;

          (ii) certified    resolutions    of   the    Gesellschafterversammlung
               (shareholders' meeting) authorizing the consummation of the transactions contemplated hereby.

          (iii)the opinion of Morrison & Foerster LLP, dated the Closing Date substantially in the form of Exhibit G; and

          (iv) certified board of director resolution of Purchaser and such other certificates as may reasonably be requested by Seller.


                                  ARTICLE VIII

                         NONCOMPETITION; NONSOLICITATION

1.1 Covenant Not To Compete; Non-Solicitation. Seller agrees, for the period specified in this Section 8.1, not to directly or indirectly:

(a) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation or control of, or render services (not including Internet access services of the nature Seller or its Affiliates generally provide as of the date hereof) to, any business whose products or activities compete in whole or in part with the products or activities of MTC, in any country in which GID or any of its Affiliates (including MTC) then conducts business or then proposes to conduct business; provided, however, that Seller may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act; or

(b) either for itself or any of the Affiliates of the Seller, (i) induce or attempt to induce any employee to leave the employ of MTC or any Entity under common control with MTC, (ii) in any way interfere with the relationship between MTC (or any Entity under common control with MTC) and any employee of MTC (or such Entity), (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of MTC or any Entity under common control with MTC, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of MTC or any Entity under common control with MTC to cease doing business with MTC or such Entity, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of MTC or such Entity.

         The foregoing agreements of noncompetition and nonsolicitation shall be
effective   for  eighteen   months  from  the  date  of  this   Agreement   (the
"Noncompetition Period").

8.2  Breach.  In the event of a breach by  Seller of any  covenant  set forth in
Section 8.1 above, (a) the term of such covenant shall be extended by the period of duration of such breach and (b) Seller shall pay to MTC liquidated damages in the amount of $100,000 for each breach. The parties agree that it would be impracticable or extremely difficult to fix the actual damage in case of a breach.

8.3 Notice of Investment. Seller shall, during the Noncompetition Period, give ten (10) days prior written notice to GID of the identity of any business in which it seeks to acquire an ownership, management, operational or controlling interest if such business (a) markets products or conducts activities that compete in whole or in part with the products or activities of MTC, or (b) renders services or advice to a business with such activities. GID or MTC may serve notice upon any relevant employer or business that Seller is bound by this Agreement and furnish to such employer or business a copy of this Agreement or relevant portions hereof.

8.4 Notice of Intent to Hire. In the event any employee of MTC or any Entity under common control with MTC shall seek employment with Seller or any of its Affiliates during the Noncompetition Period and Seller or its Affiliate desires to employ such individual, Seller shall give written notice of its intent to employ such individual. GID shall have ten (10) days following delivery of such notice to approve or disapprove such request in writing. In the event GID fails to respond within such period of time, Seller and its Affiliates shall be entitled to employ such individual and GID shall be deemed to have waived the provisions of Section 8.1(b) of this Agreement with respect to the employment of such individual. Any waiver of the provisions of Article VIII with respect to any employee shall be effective for a period of sixty (60) days from the date of Seller's notice.

                                   ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  COVENANTS OF SELLER; SELLER'S INDEMNIFICATION

9.1      Survival.

(a) The representations, warranties and covenants of Seller contained in this Agreement or in any certificate or schedule or instrument delivered pursuant hereto shall survive until November 5, 2001, except that Seller's representations and warranties (i) in Section 2.17 hereof shall survive until any liability thereunder is barred by all applicable statutes of limitations, including waivers and extensions thereof, and (ii) in respect of any matter as to which notice of a right of indemnification has been given prior to such expiration date shall continue in respect thereof until resolution of such matter.

(b) The representations, warranties, covenants and obligations of the respective parties, and the rights and remedies that may be exercised by any of them, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the parties or any of their Representatives.

(c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by MTC and Seller in this Agreement.

(d) The representations, warranties, covenants and obligations of MTC and Seller are made to GID and Purchaser and for the benefit of each Indemnitee (as defined in Section 9.2 below).

9.2 Indemnity. Seller agrees to indemnify and hold GID, Purchaser, MTC and their respective successors, assigns, officers, directors, general managers and employees (the "Indemnitee" or "Indemnitees"), harmless from and against any and all liabilities, obligations, losses, claims, damage, cost, charges or other expenses of every kind and character (including, but not limited to, attorneys' fees and litigation costs) (hereinafter, collectively, referred to as "Damages"), which may accrue or be sustained by an Indemnitee (i) arising out of or as a result of the conduct of MTC's business prior to the Closing Date; (ii) any of the warranties, representations or covenants of MTC or Seller contained in this Agreement being incorrect, untrue or breached (except to the extent that the breach of such warranty or representation results from dealings between MTC and GID or any Related Party of GID; the Indemnitees shall not bring any indemnification claim under this Section 9.2 based on such breach); (iii) any claims brought by IMNET Systems, Inc. against MTC; (iv) the warranties and representations set forth in Section 2.7 being incorrect, untrue or breached, regardless of any disclosure set forth in the Disclosure Schedule or elsewhere (it being understood that all Damages arising in respect of the Proceedings listed on the Disclosure Schedule shall be borne by Seller subject to the threshold of Section 9.8(c) below), or (v) any Damages related to the exercise, termination, cancellation, or other action in connection with any options granted by Seller to employees of MTC to purchase the common stock of Seller. The indemnification set forth in clause (iv) of the preceding sentence shall cover all Damages, without limitation, that might arise as a result of the dispute between MTC and Applications Informatiques Multimedia ("AIM"), including, without limitation, attorneys' fees incurred by MTC, without regard to the threshold set forth in Section 9.8 (c) below, and AIM litigation/arbitration costs shall not count toward the threshold in Section 9.8(c) below; provided, however, that such indemnification does not apply to any claims made by AIM directly against GID and any costs GID may incur in defending such claims. An Indemnitee may assign to another Indemnitee, without Seller's consent, its right to indemnification arising under any provision of this
Article IX, with respect to a loss of any nature. Purchaser, GID and MTC shall provide to Seller, upon five (5) days prior written notice by Seller to MTC, at no cost to Seller, reasonable access to the employees and records of MTC which are reasonably necessary for Seller to resolve the dispute between MTC and AIM.

9.3 No Contribution. Seller waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution, subrogation or right of indemnity or any other right or remedy against MTC in connection with any indemnification obligation or any other Liability to which Seller may become subject under any of the Transactional Documents or otherwise in connection with any of the Transactions.

9.4 Interest. If Seller is required to indemnify any Indemnitee pursuant to this
Article IX with respect to any Damages, Seller shall also pay such Indemnitee interest on the amount of such Damages (for the period commencing as of the date on which such Indemnitee first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate per annum equal to three percent (3%) above the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate, except to the extent interest has been included in the amount of Damages awarded.

9.5 Right to Require Cure of Breach. Without limiting the generality of anything contained in Section 9.2, if there is any Breach of any representation or warranty made by Seller or MTC, then Seller shall be obligated, in addition to its other obligations under this Article IX, to take such other actions as GID in good faith may request for purposes of causing such Breach to be corrected, cured and eliminated.

9.6      Indemnity Procedures.

(a) In the event that at any time or from time to time after the Closing Date an Indemnitee shall sustain a loss of any nature whatsoever against which such Indemnitee is indemnified under this Agreement, such Indemnitee shall notify Seller in writing of any such loss so sustained. Seller agrees to pay such Indemnitee the amount of such loss so sustained within thirty (30) days after transmittal of such notice, subject to its right to contest any claim which has not yet resulted in a loss, as hereinafter provided in Section 9.6 (b); provided that if Seller shall, in good faith, notify the Indemnitee seeking indemnification in writing of its objections to a claim of indemnification within thirty (30) days of receipt of the written notice from the Indemnitee seeking indemnification, the rights of the Indemnitee seeking indemnification with respect to such indemnification claim shall then be determined by binding arbitration pursuant to the procedures set forth in Section 12.2 hereof.

(b) The Indemnitee shall promptly notify Seller of the existence of any claim, demand, or other matter involving liabilities to third parties to which Seller's indemnification obligations would apply and shall give Seller a reasonable opportunity to defend the same or prosecute such action to conclusion or settlement satisfactory to the Indemnitee at its own expense and with counsel of its own selection (who shall be approved by Indemnitee, which approval shall not be unreasonably withheld); provided that Indemnitee shall at all times also have the right to fully participate in the defense at its own expense. If Seller shall, within a reasonable time after said notice, fail to defend, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk and expense of Seller. Except as provided in the preceding sentence, the Indemnitee shall not compromise or settle the claim or other matter without the prior written consent of Seller. If the claim is one that cannot by its nature be defended solely by Seller, the Indemnitee shall make available all information and assistance that Seller may reasonably request; provided that any associated expenses shall be paid by Seller.

(c) If Seller contests or challenges any claim or action asserted against Indemnitee referred to in this Article, it shall do so at its own cost and expense, holding Indemnitee harmless from all costs, fees, expenses, debts, liabilities and charges in connection with such contest; shall diligently defend against any such claim; and shall hold Indemnitee's business and assets free and harmless from any attachment, execution, judgment, lien or other legal process.

(d) Notwithstanding the foregoing provisions of this Section 9.6, the procedure for indemnity with respect to Taxes covered by Section 9.7 shall be governed by
Section 9.7.

9.7      Tax Indemnity.

(a) Seller Indemnification. Seller shall be liable for and shall hold GID and MTC harmless against any liability for (i) Taxes of MTC for any taxable year or other taxable period that ends on or before the Closing Date and for that portion of the Straddle Period which ends on or before the Closing Date, (ii) Taxes arising out of Election, and (iii) Taxes that are attributable to any other corporation or entity and that are imposed on MTC as a result of membership of MTC in a consolidated, combined or unitary group of any Person through Closing.

(b) GID Indemnification. GID shall be liable for and shall hold Seller harmless against any liability for Taxes of MTC for any taxable year or other taxable period that begins on or after the Closing Date, and for that portion of any Straddle Period commencing after the Closing Date.

(c) Contest Rights. GID shall promptly (and in any event within 15 business days) notify Seller in writing upon receipt by GID or MTC notice of any pending or threatened audits or assessments relating to Taxes for which Seller would be required to indemnify GID pursuant to Section 9.7(a). Seller shall have the sole right to represent MTC's interest in any audit or administrative or court proceeding relating to any Tax as to which Seller is required to indemnify pursuant to Section 9.7(a), and to employ counsel of its choice at its expense, except with respect to any Tax for any year ending after October 31, 1998 which audit or proceeding GID shall have the right to control and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of GID, Purchaser or MTC for any period after the Closing Date without the prior written consent of GID, which consent shall not be unreasonably withheld. If Seller elects not to assume the defense of any claim for Taxes (or fails to keep MTC, Purchaser or GID free from any collection action in respect of Taxes) which may be the subject of indemnification by Seller pursuant to Section 9.7(a), GID may conduct and settle such matter and Seller shall be entitled to participate at its expense. Except as provided above, GID and/or MTC shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which may be the subject of indemnification by Seller under Section 9.7(a) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

9.8 Limitations on Indemnification. Notwithstanding the foregoing, the right to indemnification under this Article IX shall be subject to the following terms:

(a) No indemnification shall be payable pursuant to this Article IX, or the indemnification obligation shall be reduced, in respect of any claim for breach of any of the warranties, representations or covenants in this Agreement if and to the extent specific provision or specific reserve for or in respect of the liability or other matter giving rise to the claim has been made in the
Unaudited   Interim  Balance  Sheet  (except  for  items  specified  in  Section
9.2(iii)).

(b) In determining the amount of any indemnity, there shall be taken into account any insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

(c) Seller shall have no liability under this Article IX unless and until the aggregate amount of Damages is equal to or exceeds $50,000, provided, however, that (i) after the aggregate amount of Damages has reached such threshold, GID shall be indemnified and held harmless from and against the full amount of Damages, and (ii) such threshold shall not apply to the items specified in
Section 9.2(iii), Taxes, the AIM costs contemplated by Section 9.2(iv), and the terms specified in Section 9.2(v), which items shall be indemnified on a "first dollar" basis and the costs of which shall not be counted against the threshold for other items.

9.9 Adjustment. GID and Seller agree that any payment made under this Article IX will be treated by the parties on their Tax Returns as an adjustment to the Total Cash Consideration.

9.10 Other Remedies. The rights of indemnification of Indemnitee shall not be limited to the provisions of this Article, and the provisions of this Article shall be in addition to, and shall not be exclusive of, any other indemnification provided for under this Agreement and any other rights or remedies at law or in equity which may accrue to an Indemnitee.

                                   ARTICLE X

                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

10.1 Nondisclosure. Each of Seller, GID and Purchaser recognizes and acknowledges that, through its respective officers, employees and consultants, it has had access to certain Confidential Information (as defined below) that is a valuable asset of MTC's business. Each of Seller, GID and Purchaser agrees that it will not disclose such Confidential Information to any Person for any purpose or reason whatsoever, except (a) to authorized representatives of MTC and, in the case of disclosure by Seller, of GID or Purchaser, and (b) to counsel and other professional advisers to Seller, GID or Purchaser, provided that such advisers agree to the confidentiality provisions of this Section 10.1, unless (i) such information becomes available to or known by the public generally through no fault of Seller, or (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the disclosing party shall, if possible, give prior written notice thereof to MTC and GID (in case of disclosure by Seller) or Seller (in case of disclosure by GID) (such party to be notified, the "Affected Party") and provide the Affected Party with the opportunity to contest such disclosure. Nothing herein shall be construed as prohibiting the Affected Party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. Upon the Closing, the obligations of GID and Purchaser under this Article X shall terminate retroactively and shall be deemed to never have existed.

10.2 Confidential Information. "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of MTC, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of MTC by its employees, officers, directors, agents, representatives, or consultants; provided, however, that "Confidential Information" shall not include information that is already in the public domain or that has been otherwise disclosed by MTC, GID or Purchaser after the Closing.

10.3 Nondisclosure Covenants: Remedy for Breach. The parties agree that, in the event of breach or threatened breach of this Article X, the damage or imminent damage to the value and the goodwill of MTC and, in case of a breach by Seller, GID will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that MTC and, in case of a breach by Seller, GID shall be entitled to injunctive relief against the breaching party in the event of any breach or threatened breach of any of such covenants, in addition to any other relief (including damages) available to MTC and, in case of a breach by Seller, GID under this Agreement or under law.

10.4 GID Distribution and Maintenance Agreements. GID is a distributor of MTC pursuant to a distribution agreement (the "Distribution Agreement") and was engaged in negotiations with MTC to become the exclusive provider of maintenance services for the equipment and software manufactured by MTC (the "Maintenance Agreement"). On November 5, 1998, SoftNet, MTC and GID entered into a

Confidentiality and Access Agreement (the "Confidentiality Agreement"). The Confidentiality Agreement shall be terminated upon the Closing. If the Closing does not occur, the Confidentiality Agreement and Distribution Agreement shall remain in effect. GID and Purchaser agree that any written documentation gained by GID in its due diligence process will not be used by GID in the negotiation by GID of the Maintenance Agreement.

                                   ARTICLE XI

                                   TERMINATION

11.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing Date by the written agreement of Seller and GID.

11.2 Permanent Injunction. This Agreement shall be terminated upon the entry of a permanent order by a governmental entity having jurisdiction over GID, Seller or any of their respective Affiliates or assets, enjoining or restraining the transactions contemplated by this Agreement.

11.3 Termination by GID. This Agreement may be terminated by GID at any time after the one-month anniversary of the date of this Agreement (the "Commitment Termination Date"), if (a) the conditions set forth in Article V of this Agreement shall not have been met by Seller or waived by GID at or before such time of termination and (b) neither GID nor Purchaser is in breach of any representation, warranty, covenant or other obligation under this Agreement; provided that, if on the Commitment Termination Date a preliminary injunction has been entered preventing the Closing, such date shall automatically be extended until (i) such injunction shall have been lifted, in which case the Closing shall thereupon take place as soon as practicably possible, assuming that all other conditions to Closing are satisfied, or (ii) a permanent injunction shall have been entered, in which case this Agreement shall be terminated as provided in Section 11.2 above.

11.4 Termination by Seller. This Agreement may be terminated by Seller at any time after the Commitment Termination Date, if (a) the conditions set forth in
Article VI of this Agreement shall not have been met by GID or waived by Seller at or before such time of termination and (b) neither Seller nor MTC is in breach of any representation, warranty, covenant or other obligation under this Agreement; provided that if on the Commitment Termination Date (as postponed, if applicable) a preliminary injunction has been entered preventing the Closing, such date shall automatically be extended until (i) such injunction shall have been lifted, in which case the Closing shall thereupon take place as soon as practicably possible, assuming that all other conditions to Closing are satisfied, or (ii) a permanent injunction shall have been entered, in which case this Agreement shall be terminated as provided in Section 11.2 above. Further, the Commitment Termination Date shall be extended if the failure to close the transactions contemplated hereby is due to a failure to complete the transfer or replacement with one or more comparable programs of all benefit plans of MTC's employees.

11.5 Effect of Termination. In the event that this Agreement is terminated, GID shall return or destroy (without retaining copies) all Confidential Information obtained from Seller or MTC. In the event of termination of this Agreement pursuant to this Article XI, neither party shall have any obligation to the other whatsoever with respect to this Agreement (except for this Section 11.5 and Article X, which obligations shall continue and subsist beyond such termination), the transactions provided for herein or the expenses either of them incurred in connection with or in contemplation of such transactions, provided, however, that such termination and release shall not relieve a party from liability for any breach of its obligations hereunder. Notwithstanding the foregoing, if this Agreement is terminated in accordance with this Article XI and MTC suffers any net operating losses attributable to any management directions by GID outside the Ordinary Course of Business from and after the date of this Agreement until the effective date of such termination, GID or Purchaser shall pay to Seller an amount equal to the aggregate amount of such net operating losses. Such payment shall be made within thirty (30) days after delivery to GID of a demand setting forth in reasonable detail the basis for such claim.

11.6 Refund of Deposit. In addition to any other remedies pursuant to this Agreement or at law or in equity, GID shall be entitled to a full refund of the deposit in the amount of $390,000 if any of the following events occur: (a) the Closing does not occur due to a default by Seller or MTC under this Agreement or due to a failure to obtain a full release of SoftNet by Kodak and/or Fujitsu;
(b) MTC is sold to a third party; (c) any material adverse change in MTC's business as compared to the drafts dated May 24, 1999 of this Agreement and the Disclosure Schedule which change individually or in the aggregate exceeds $50,000. Seller shall notify GID promptly upon the sale of MTC to a third party.

     Seller shall refund the amount of $390,000 within five (5) business days after written request by GID. If not timely refunded, the amount shall bear interest at a rate per annum equal to 5% above the "prime rate" or "base rate" quoted in the Wall Street Journal from time to time.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.1 Arbitration. Without restricting a party's right to seek injunctive relief in court in respect of Article VIII or X, any other dispute or disagreement arising hereunder (including any claim for monetary damages relating to a matter for which injunctive relief in court has been asserted) shall, at the demand of any party to this Agreement, be referred to and decided exclusively by binding arbitration. Such arbitration shall be held in San Francisco, California, and shall be conducted under the then current arbitration procedures of the American Arbitration Association. Upon request of any party for arbitration in accordance with this section, appropriate representatives of each party shall attempt to agree on a single arbitrator. If no agreement is reached within thirty (30) days of the request, each party shall, within ten (10) days thereafter appoint a single arbitrator. The two arbitrators so appointed shall select a third arbitrator and all decisions thereafter shall be made by a majority of the arbitrators. The award rendered through arbitration shall be final and binding upon the parties and judgment thereon may be entered in any court of competent jurisdiction for execution.

12.2 Amendment. This Agreement may only be amended or supplemented by written agreement of MTC, Seller and GID.

12.3 Waiver of Compliance; Rights Cumulative. Any failure of MTC or Seller, on the one hand, or GID and Purchaser, on the other, to comply with any provision of this Agreement may be expressly waived in writing by GID or Seller, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity, all of which rights and remedies are cumulative and not exclusive. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

12.4 Expenses; Attorneys' Fee. Each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby, provided, however, that (a) in the event of any dispute arising hereunder, the substantially prevailing party in such dispute shall be entitled to recover all of its costs (including legal fees) in connection with such dispute, and (b) Seller shall pay all fees, costs and expenses, including, without limitation, prepayment penalties and charges, incurred in order to obtain from any holder of indebtedness of MTC consent to the Transactions contemplated hereby.

12.5 Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand (including by courier), or confirmed facsimile, and addressed as follows:

         To Seller:

                                    SoftNet Systems, Inc.
                                    650 Townsend Avenue, Suite 225
                                    San Francisco, CA  94103
                                    U.S.A.
                                    Fax:  (415) 365-2555
                                    Attn:   Steven M. Harris
                                            General Counsel

         With a copy to:

                                    Jeffer, Mangels, Butler & Marmaro, LLP
                                    One Sansome Street, Twelfth Floor
                                    San Francisco, CA  94104
                                    U.S.A.
                                    Fax:  (415) 398-5584
                                    Attn:  William S. Solari, III, Esq.

         To MTC:

                                    Micrographic Technology Corporation
                                    2040 Fortune Drive
                                    San Jose, CA 95131-1823
                                    U.S.A.
                                    Fax:  (408) 232-5501
                                    Attn:   President

         To GID and Purchaser:

                                    Global Information Distribution GmbH
                                    Im Media Park 5
                                    Koln
                                    Germany
                                    Fax:  (49) 221454 3330
                                    Attn:   Ernstfried Driesen
                                            Managing Director

         With a copy to:

                                    Morrison & Foerster, LLP
                                    755 Page Mill Road
                                    Palo Alto, CA 94304-1018
                                    U.S.A.
                                    Fax:  (650) 496-0792
                                    Attn.:  Joseph M. Barbeau, Esq.

         Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery, or on the first business day in the recipient's jurisdiction after being sent by facsimile, or on the third business day after deposit with an internationally recognized courier service.

12.6     Assignment; Successors and Assigns.

(a) Seller recognizes that GID or Purchaser may wish to assign their respective rights hereunder to one or more lenders in connection with a financing of the acquisition contemplated hereby. Seller agrees to such assignment and will cooperate.

(b) Except as otherwise provided in subsection (a) above or elsewhere in this Agreement, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

12.7 Finders and Brokers. Each party hereby represents and warrants to the others that neither it nor its representatives have taken, nor will they take, any action that would cause MTC or the other parties hereto to have any obligation or liability to any person for the payment of any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each party shall indemnify and hold harmless the others from any claim that is asserted by any person for a finder's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

12.8 Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California applicable to contracts executed and to be performed within such State by residents of such State.

12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.10 Headings. The headings of the Sections and Articles of this Agreement and Table of Contents are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

12.11 Entire Agreement. The parties intend that the terms of this Agreement, including the Disclosure Schedule and other documents referred to herein shall supersede all prior discussions and agreements with respect to the subject matter hereof, shall be the final expression of their agreement with respect to the subject matter hereof, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (including and subject to Section 10.4) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. For the avoidance of doubt, the Confidentiality Agreement and Distribution Agreement referred to in Section 10.4 shall remain in force, subject to Section 10.4.

12.12 Severability. If any provision of this Agreement, or the application thereof to any Person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places, and circumstances shall remain in full force and effect, and any court which makes a determination of invalidity shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

12.13    Certain Definitions.

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale or other disposition of all or any portion of MTC's business or assets (other than in the Ordinary Course of Business);

          (b) the issuance, sale or other disposition of (i) any capital stock of MTC, other than as expressly contemplated by the Agreement,
               (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of MTC, or
               (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of MTC, or

          (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving MTC.

         Affiliate shall have the meaning assigned thereto in Rule 405, promulgated under the Securities Act of 1933, as amended.

         Agreement. "Agreement" shall mean this Agreement and Plan of Merger (including the Disclosure Schedule and all other schedules and exhibits attached thereto), as it may be amended from time to time.

         Best Efforts. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as reasonably possible.

         Board.  "Board" shall have the meaning as set forth in Section 2.1(c).

         Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (i) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (ii) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         Certificate of Merger. "Certificate of Merger" shall have the meaning as set forth in Section 1.1.

         Closing.  "Closing" shall have the meaning as set forth in Section 7.1

         Closing  Date.  "Closing  Date"  shall have the meaning as set forth in
Section 7.1.

         Closing Date Balance Sheet. "Closing Date Balance Sheet" shall have the meaning set forth in Section 1.5.

         Code.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         Confidential Information. "Confidential Information" shall have the meaning as set forth in Section 10.1.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         Constituent Corporations. "Constituent Corporations" shall have the meaning as set forth in Section 1.2.

         Contract. "Contract" shall mean, with respect to any Person, any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits.

         Defined Benefit Plan shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in
Section 302 of ERISA and Section 412 of the Code.

         Disclosure Schedule. "Disclosure Schedule shall have the meaning as set forth in Article II.

         Effective  Time.  "Effective  Time" shall have the meaning set forth in
Section 1.1.

         Election.  "Election"  shall  have the  meaning  set  forth in  Section
4.5(e).

         Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or MTC (including any limited liability company or joint stock company).

         Environmental Law. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with MTC under Section 414 of the Code.

         Excluded Contract. "Excluded Contract" shall mean any MTC Contract that
(a) is a mere purchase order or (b) meets each of the following requirements:

          (i) MTC has entered into such Contract in the Ordinary Course of Business;

          (ii) such Contract has a term of less than 90 days or may be terminated by MTC (without penalty) within 90 days after the delivery of a termination notice by MTC; and

          (iii)such Contract does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $25,000.

         Financial Statements. "Financial Statements" shall have the meaning as set forth in Section 2.9(a).

         GAAP.  "GAAP" shall mean generally accepted accounting principles.

         Governmental Authorization. "Governmental Authorization" shall mean any:

          (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

          (b)  right under any Contract with any Governmental Body.

         Governmental Body.  "Governmental Body" shall mean any:

          (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         Hazardous Materials. "Hazardous Material" shall mean any substance, chemical, waste or other material which is or may be listed, defined or otherwise identified as hazardous, toxic or dangerous under any Legal Requirement, as well as any asbestos, polychlorinated biphenyls ("PCBs"), petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. ss.ss. 2011 et seq.

         Knowledge of MTC and Seller. The Knowledge of MTC and Seller shall mean the knowledge of Garrett Girvan, Donna Cangelosi, Mark Phillips, Jim Pierce, Tom Scholer, Arlene Teranishi, Gary Prevost, Barry Cooper, Martha Skipwith, Steven Harris, Russ Fine, Steve Rath, Anna Liu, Don Marvin, Larry Brilliant and Doug Sinclair after each of them individually shall have made the inquiry that a reasonably prudent business person would have made with respect to such matters.

         Leased  Premises.   "Leased  Premises"  shall  mean  the  premises  and
facilities identified in Part 2.10 of the Disclosure Schedule attached to this Agreement.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, determination, decision, opinion or interpretation that is, or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         Material Contracts. "Material Contracts" shall have the meaning as set forth in Section 2.11(a).

         MTC Contract.  "MTC Contract" shall mean any Contract:

          (a)  to which MTC is a party;

          (b) by which MTC or any of its assets is or may become bound or under which MTC has, or may become subject to, any obligation; or under which MTC has or may acquire any other right or interest.

         MTC  Returns.  "MTC  Returns"  shall  have the  meaning as set forth in
Section 2.17(b).

         Multiemployer Plan. "Multiemployer Plan" shall mean a plan described in
Section 3(37) of ERISA.

         Net Asset Amount. "Net Asset Amount" shall have the meaning set forth in Section 1.5.

         Operating Plan. "Operating Plan" shall have the meaning as set forth in
Section 2.9(e).

         Order.  "Order" shall mean any:

          (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

          (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

         Ordinary Course of Business. An action taken by or on behalf of MTC shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

(a) such action is recurring in nature, is consistent with MTC's past practices and is taken in the ordinary course of MTC's normal day to day operations;

          (b) such action is taken in accordance with sound and prudent business practices;

          (c) such action is not required to be authorized by MTC's shareholders, the Board or any committee of MTC's Board and does not require any other separate or special authorization of any nature; and

          (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other Entities that are engaged in businesses similar to MTC's business.

         Person.  "Person"  shall mean any  individual,  Entity or  Governmental
Body.

         Post-Closing Period. "Post-Closing Period" shall have the meaning as set forth in Section 4.6(a)(i).

         Pre-Closing Period. "Pre-Closing Period" shall have the meaning as set forth in Section 4.6(a)(i).

         Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         Proprietary Asset. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         Related Party of GID. Each of the following shall be deemed to be a "Related Party":

          (a) each individual who is, or who has at any time been, an officer of GID;

          (b) each member of the family of each of the individuals referred to in clause "(a)" above; and

          (c) any Entity (other than GID) in which any one of the Persons referred to in clauses "(a)" and "(b)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting or equity interest.

         Related Party of MTC. Each of the following shall be deemed to be a "Related Party":

          (d)  Seller;

          (e) each individual who is, or who has at any time been, an officer of MTC or Seller;

          (f) each member of the family of each of the individuals referred to in clause "(b)" above; and

          (g) any Entity (other than MTC) in which any one of the Persons referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting or equity interest.

         Representatives. "Representatives" shall mean officers, directors, employees, attorneys, accountants and advisors. Seller and all other Related Parties shall be deemed to be "Representatives" of MTC.

         Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Stock.  "Stock" shall have the meaning as set forth in Recital B.

         Straddle Period. "Straddle Period" shall have the meaning as set forth in Section 4.5(a)(i).

         Surviving Corporation. "Surviving Corporation" shall have the meaning as set forth in Section 1.2.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), that is, has been or in the future may be (a) imposed, assessed or collected by or under the authority of any Governmental Body or (b) payable pursuant to any tax sharing agreement or similar Contract, together with any Damages in connection with the determination, settlement or litigation of any Tax Liability.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or in the future may be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         Transactional Documents. "Transactional Documents" shall mean the Agreement, the Transitional Services Agreement and all other agreements, certificates and instruments executed or contemplated to be executed by any of the parties hereto in connection with the Transactions.

         Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Documents, and (b) all of the transactions contemplated by the respective Transactional Documents.

         Transitional Services Agreement. "Transitional Services Agreement" shall have the meaning as set forth in Section 7.1(a)(vii).

         Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall have the meaning as set forth in Section 1.5.

         The parties have caused this Agreement and Plan of Merger to be duly executed, as of the date first above written.

                                       SOFTNET SYSTEMS, INC.




                                      By: ______________________________________
                                          ______________________________________
                                              Name and Title











                                       MICROGRAPHIC TECHNOLOGY CORPORATION



                                      By: ______________________________________

                                          ______________________________________
                                              Name and Title












                                       GLOBAL INFORMATION DISTRIBUTION GmbH



                                      By: ______________________________________
                                             Ernstfried Driesen, General Manager




                                       MICROGRAPHIC ACQUISITION CORP.



                                      By: ______________________________________
                                              Ernstfried Driesen, President

                                    EXHIBIT A

          Form of Confidentiality and Proprietary Information Agreement

                                    EXHIBIT B

                              Financial Statements

                                    EXHIBIT C

                        Compliance Certificate of Seller

                                    EXHIBIT D

             Subject Matter of Opinion of Counsel to MTC and Seller

                                    EXHIBIT E

                          Compliance Certificate of GID



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                                    EXHIBIT F

                     Form of Transitional Services Agreement



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                                    EXHIBIT G

            Subject Matter of Opinion of Counsel to GID and Purchaser